Exhibit 99.2

                              NOTICE OF REDEMPTION

                      Revlon Consumer Products Corporation

                   $109,700,000 Aggregate Principal Amount of
                    8 5/8% Senior Subordinated Notes due 2008
                                CUSIP: 761519AN7*

                         REDEMPTION DATE: April 21, 2006

     NOTICE IS HEREBY GIVEN that Revlon Consumer Products Corporation, a company incorporated under the laws of the State of Delaware (the "Company"), has elected to redeem and will redeem on April 21, 2006 (the "Redemption Date"), $109,700,000 aggregate principal amount of its outstanding 8 5/8% Senior Subordinated Notes due 2008 (the "Securities"), at a redemption price of 100.0% of the principal amount of such Securities (the "Redemption Price"), plus accrued and unpaid interest up to, but not including, the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date). The redemption of the Securities is being effected pursuant to paragraph 5 of the Securities and in accordance with Article III of the Indenture, dated as of February 1, 1998, between Revlon Escrow Corp. and U.S. Bank National Association, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of March 4, 1998, among the Company, Revlon Escrow Corp. and the Trustee and the Second Supplemental Indenture, dated as of February 11, 2004, among the Company, the Trustee and Revlon, Inc., as guarantor, relating to the Securities (as so supplemented, the "Indenture"). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Indenture.

     On and after the Redemption Date, the Redemption Price will become due and payable upon each such Security to be redeemed and interest thereon will cease to accrue on and after that date, unless the Company shall default in making the payment of the Redemption Price and accrued interest.

     Payment of the Redemption Price will be made on or after the Redemption Date upon presentation and surrender of the Securities at the following address:

     By Mail:                                By Hand or Overnight Courier:
     --------                                -----------------------------

     U.S. Bank National Association          U.S. Bank National Association
     Corporate Trust Services                60 Livingston Avenue
     P.O. Box 64111                          1st Floor - Bond Drop Window
     St. Paul, MN 55164-0111                 St. Paul, MN 55107

     Phone inquires may be made by calling U.S. Bank National Association toll-free at (800) 934-6802.

                                     Revlon Consumer Products Corporation and

                                     U.S. Bank National Association, as Trustee

Date: March 22, 2006

Payments of principal and interest on the Securities made by the paying agent to the holders may be subject to backup withholding at the applicable rate of 28%, unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) otherwise provides a correct taxpayer identification number, certifies that it is not currently subject to backup withholding tax and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder's tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the Internal Revenue Service in a timely manner.

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*This CUSIP number is included solely for the convenience of the holders.
Neither the Trustee, the Company, Revlon, Inc. nor the Paying Agent shall be responsible for the selection or use of any CUSIP number, nor is any representation made as to its correctness or accuracy on any Security or as referred to in any redemption notice.
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